Exhibit 99.1 LLEX:NYSE American LILIS ENERGY, INC. ANNOUNCES FIVE YEAR AGREEMENT FOR FIRM OIL PIPELINE TAKEAWAY FIRM CRUDE TAKEAWAY IN PLACE THROUGH 2024 HOUSTON, TEXAS – August 02, 2018 – Lilis Energy, Inc. (NYSE American: LLEX) (Lilis), an exploration and development company operating in the Permian Basin of West Texas and Southeastern New Mexico, announced today that it has entered into a crude oil firm takeaway and sales agreement with an affiliate of Salt Creek Midstream, LLC (Salt Creek) to secure firm takeaway pipeline capacity and pricing on a long haul pipeline to the Gulf Coast commencing July 1, 2019. Lilis also intends on obtaining Gulf Coast pricing with Salt Creek during the first quarter of 2019. The agreement guarantees 6,000 Bbl/d of firm capacity on a long-haul pipeline to Corpus Christi at a specified price, beginning July 1, 2019 through June 30, 2020, and 5,000 Bbl/d from July 1, 2020 through June 30, 2024. Lilis will have firm takeaway and firm pricing commencing July 1, 2019 and the ability to increase capacity subject to availability by Salt Creek. Further, Salt Creek has agreed to purchase the crude from Lilis at a specified Magellan East Houston price with a fixed “differential basis,” providing price relief versus current market conditions. In the interim, Lilis has secured sales agreements subject to Midland pricing, and will continue to transport and sell its crude oil via trucks through the completion of the crude oil gathering system being constructed by Salt Creek, which is expected to occur in the first quarter of 2019. Once the crude is in the Wink terminal, Lilis will have firm pricing takeaway agreements in place based on Gulf Coast pricing. The Company has not encountered any trucking interruptions with its first purchaser and third-party trucking company to-date and expects the same flow assurance through the completion of the crude oil gathering system. “We have made significant advancements on our Permian Basin infrastructure and takeaway strategy. This agreement completes substantially all of necessary takeaway and movement of crude, complementing our in-place agreements for natural gas, NGL’s and water. The agreement will provide the Company flow assurance as well as access to Gulf Coast pricing and potentially export markets. We will have complete flow assurance initially through trucking and then through this agreement and ability to substantially enhance crude price realizations in 2019,” said Ronald D. Ormand, Chairman and CEO. This agreement follows a crude oil gathering agreement entered into between the companies in May 2018 for a new regional pipeline system and gathering and transportation service for Lilis’ oil production to the terminal in Winkler County, Texas. The Winkler Terminal will allow Lilis to directly access multiple pipelines with downstream optionality. For further information, see Lilis’ news release: “Lilis Energy Announces

Crude Oil Gathering Agreement With Salt Creek Midstream, an Arm Energy Holdings’ Affiliate” (May 23, 2018). About Lilis Energy, Inc. Lilis Energy, Inc. is a Houston-based independent oil and gas exploration and production company that operates in the Permian’s Delaware Basin, considered amongst the leading resource plays in North America. Lilis’ current total net acreage in the Permian Basin is over 19,800 acres. Lilis Energy's near-term E&P focus is to grow current reserves and production and pursue strategic acquisitions in its core areas. For more information, please visit www.lilisenergy.com. About Salt Creek Midstream, LLC Formed in 2017, Houston-headquartered Salt Creek Midstream, LLC is a joint venture of ARM Energy Holdings, LLC and funds managed by the private equity group of Ares Management, L.P. Salt Creek is a full service midstream provider, offering gas and crude gathering, compression, cryogenic processing and treating services, as well as water gathering and disposal services. The greenfield development project spans 300,000 acres in gas dedications and 275,000 acres in crude across Culberson, Reeves, Ward, Winkler, Lea, Pecos, and Eddy Counties within the Delaware Basin. About ARM Energy Holdings, LLC Headquartered in Houston, with offices in Calgary, Denver, Midland, and Pittsburgh, ARM Energy is a premier producer services firm, active in every sector of the energy value chain across all major North American oil and gas basins. Its integrated, diversified portfolio includes Asset Risk Management, LLC, providing risk management and hedging strategies for producers; ARM Energy Management LLC, providing physical oil and gas marketing, transportation and asset management services and trading; and ARM Midstream, LLC, providing midstream investment, infrastructure development and operations. For more information, please visit www.armenergy.com. Forward-Looking Statements: This press release contains forward-looking statements within the meaning of the federal securities laws. Such statements are subject to a number of assumptions, risks and uncertainties, many of which are beyond the control of the Company. These risks include, but are not limited to our ability to replicate the results described in this release for future wells; the ability to finance our continued exploration, drilling operations and working capital needs; our anticipated future cash flows and ability to access other sources of liquidity; all the other uncertainties, costs and risks involved in exploration and development activities; and the other risks identified in the Company’s Annual Report on Form 10-K and its other filings with the Securities and Exchange Commission (the “SEC”). Additionally, initial production rates are subject to decline over time and should not be regarded as reflective of sustained production levels. In particular, production from horizontal drilling in shale oil and natural gas resource plays and tight natural gas plays that are stimulated with extensive pressure fracturing are typically characterized by significant early declines in production rates. Readers are cautioned that any such statements are not guarantees of future performance and that actual results or developments may differ materially from those projected in the forward-looking statements. The forward-looking statements in this press release are made as of the date hereof, and the Company does not undertake any obligation to update the forward-looking statements as a result of new information, future events or otherwise. Contact: Wobbe Ploegsma V.P. Finance & Capital Markets 210-999-5400, ext. 31